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                                                                    EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

        This Asset Purchase Agreement ("AGREEMENT") is made as of May 28, 2002, by and among PRIVATE BUSINESS, INC. a Tennessee corporation ("BUYER"), CAM COMMERCE SOLUTIONS, INC., a Delaware corporation ("SELLER").

                                R E C I T A L S:

        Seller owns and operates a business division known as Access Retail Management, which provides merchandise planning services (the "BUSINESS").

        The Business is operated as a division of Seller that is separate and distinct from Seller's other business operations, such that assets of the Business can be separately identified and transferred to Buyer.

        Buyer desires to purchase from Seller, and Seller desires to sell and transfer to Buyer, all the assets except cash and accounts receivables, used in connection with the Business as described below.

        Buyer desires to be appointed as a reseller of products and services marketed and sold by other divisions of Seller, to wit the Retail STAR(TM) and X-Charge(TM) product lines.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

                                   ARTICLE 1.
                 PURCHASE AND SALE OF ASSETS; RESELLER AGREEMENT

        1.1 Assets. Seller hereby agrees to sell, assign, transfer, convey and deliver to Buyer, or to such subsidiary of Buyer as Buyer may designate, and Buyer hereby agrees to purchase and accept from Seller, pursuant to the terms of this Agreement, the assets of Seller used in connection with the Business as of the date of Closing (the "ASSETS"), including but not limited to the following, but excluding any Excluded Assets described in Section 1.3:

                (a) All goodwill associated with the Business.

                (b) All furniture, fixtures and equipment ("EQUIPMENT").

                (c) All technical and office supplies ("SUPPLIES").

                (d) To the extent assignable, all licenses, permits, registrations and consents necessary to operate and conduct the Business.


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                (e) The Assumed Leases and Contracts identified in Section 1.2.

                (f) All rights to all trademarks and trade names and any derivatives thereof (including, without limitation, "ACCESS RETAIL" and "ACCESS RETAIL MANAGEMENT"), copyrights, logos, service marks and other intangible property pertaining to the Business; but excluding any such marks, rights or property which are not specifically related to the Business and which have been, and continue to be, used by Seller in connection with Seller's other business divisions.

                (g) All intellectual property, including computer software, which has been used in connection with the Business and which can be used by the Buyer in the operation of the Business following the Closing.

                (h) All customer lists, customer contacts, and customer relationships that are related to the Business.

                (i) All other assets, tangible and intangible, used in connection with the Business; but excluding any such property which is not specifically related to the Business and which has been, and continues to be, used by Seller in connection with Seller's other business divisions.

        1.2 Assumed Liabilities. Except for the leases, contracts or other liabilities listed in Exhibit 1.2 attached hereto (the "ASSUMED LEASES AND CONTRACTS"), Buyer shall not assume any debt, account payable, liability, obligation, agreement, contract or lease, nor any liability under local, state or federal laws, of Seller. Seller shall retain liability for, and shall indemnify Buyer against, any liabilities of Seller not listed on Exhibit 1.2.

        It is the intent of the parties that, except for the specific liabilities and obligations described in Exhibit 1.2, Buyer shall not be liable for any other liabilities or obligations of Seller, or related in any way to the Business or the Assets whatsoever, whether fixed or contingent, known or unknown, liquidated or unliquidated, arising now or in the future, and Seller shall jointly and severally indemnify Buyer against any and all such liabilities. Seller shall pay all liabilities and obligations not expressly assumed by Buyer as of the Closing. Buyer does not assume, and no transferee liability shall attach to Buyer with respect to, any liabilities or obligations of Seller or related in any way to the Business or the Assets or actions of Seller, which are not specifically assumed by Buyer pursuant to this Agreement, including, without limitation, liabilities arising in connection with the operation of the Business and the activities of Seller prior to the Closing. The elimination of any risk of such transferee liability attaching to Buyer is a primary inducement to Buyer's entering into this transaction, in that Buyer would not have entered into this transaction under circumstances where any such transferee liability would or might attach to Buyer. The entire negotiations of the parties with respect to this transaction, including the purchase price, were based upon the assumption and Agreement that Buyer would not succeed to any liability or obligation of Seller, or related in any way to the Business or the Assets, except for those liabilities and obligations expressly assumed in
Exhibit 1.2.




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        1.3 Excluded Assets. Specifically excluded from the purchase and sale contemplated hereunder are Seller's cash and accounts receivable arising on or prior to the date of Closing and any other items listed on Exhibit 1.3 hereto ("EXCLUDED ASSETS"). After the Closing, Buyer will use its reasonable efforts to collect accounts receivable that are outstanding as of the Closing. Buyer shall remit to Seller any payments received on such accounts receivable as soon as practical after receipt thereof.

        1.4 Reseller Agreement. Contemporaneous with the Closing, and as a condition thereof, Seller and Buyer shall execute a Dealer Agreement, whereby Buyer will be appointed as an authorized reseller of Seller's Retail STAR(TM) and X-Charge(TM) product lines, which Dealer Agreement, as attached in Exhibit 1.4.

                                   ARTICLE 2.
                                 PURCHASE PRICE

        The purchase price for the Assets and the noncompetition provisions of
Article 8 hereof (the "PURCHASE PRICE") payable by Buyer to Seller shall be Eight Hundred Thousand Dollars ($800,000) payable at Closing. The Purchase Price shall be allocated among the Assets as set forth on Exhibit 2.

                                   ARTICLE 3.
                                 PRORATED ITEMS

        3.1 Employees. Seller, and not Buyer, shall be responsible for payment of any salary, wages, bonuses and benefits (including vacation and sick pay) of Seller's employees, accrued as of Closing. Seller shall be responsible for any severance payments or benefits due Seller's employees as a result of the transactions contemplated hereunder, including any obligations under 29 U.S.C. 1161 et. seq. or 26 U.S.C. 4980B ("COBRA").

        3.2 Assumed Leases and Contracts. All amounts due and payable and all liabilities and obligations relating to the Assumed Leases and Contracts shall be prorated as of Closing. All Assumed Leases and Contracts shall be brought current as of Closing by Seller.

        3.3 Taxes. All state, city and county personal property taxes, if any, which are directly attributable to the Assets or the Business shall be prorated between the parties as of the Closing. Buyer shall pay only the pro rata share of such taxes arising with respect to the period after the Closing regardless of when such taxes are assessed.

                                   ARTICLE 4.
                     SELLER'S REPRESENTATIONS AND WARRANTIES

        Seller hereby represents and warrants to Buyer as of Closing, as follows:


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        4.1 Organization and Authority. Seller is a corporation duly organized and validly existing in the State of Delaware. Seller is the sole owner of the Business and has the full power and authority to own, lease and operate the Business and the Assets as presently owned, leased and operated, and to carry on the Business as it is now being conducted, and has the requisite power and authority to enter into and perform its obligations under this Agreement without the consent, approval or authorization of, or obligation to notify, any person, entity or governmental agency, which consent has not been obtained. Seller has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement and to consummate the transactions contemplated on the part of Seller hereby. The execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Seller have been duly authorized by all necessary action on the part of Seller. No other action on the part of Seller or any other person or entity is necessary to authorize the execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Seller. This Agreement and all other agreements and documents executed in connection herewith by Seller, upon due execution and delivery thereof by all parties, constitute valid and binding obligations of Seller enforceable in accordance with their respective terms.

        4.2 Absence of Default. The execution, delivery and consummation of this Agreement and all other related agreements and documents by Seller do not constitute a violation of, and will not be in conflict with, and will not, with or without the giving of notice or the passage of time, or both, result in a breach of or constitute a default under any agreement or document, or create (or cause the acceleration of the maturity) of any debt, indenture, obligation or liability affecting the Assets, or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the Assets.

        4.3 Leases and Contracts.

                (a) Exhibit 4.3 attached hereto sets forth a complete and accurate list of all contracts, agreements, leases and commitments, oral or written, and all assignments, amendments and exhibits thereto, affecting or relating to the Business (collectively, the "LEASES AND CONTRACTS"). Except for the Assumed Leases and Contracts, all Leases and Contracts and all other obligations and liabilities relating to the Assets and the Business shall be retained by Seller;

                (b) Except as described on Exhibit 4.3, none of the Assumed Leases and Contracts have been modified, amended, assigned or transferred and each is in full force and effect and is valid, binding and enforceable in accordance with its respective terms;

                (c) No event or condition has happened or presently exists which constitutes a default or breach or, after notice or lapse of time or both, would constitute a default or breach by any party under any of the Assumed Leases and Contracts; and


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                (d) Seller's assignment to Buyer of the Assumed Leases and
Contracts will not default, alter or terminate any such Leases and Contracts, and such assignment will confer and convey all of Seller's rights thereunder to Buyer.

        4.4 Insurance. Seller has in effect and has continuously maintained insurance coverage for all of its operations, personnel and assets, and for the Assets and the Business. Seller is not in default or breach with respect to any provision contained in any insurance policies, nor has Seller failed to give any notice or to present any claim thereunder in due and timely fashion. Such insurance is adequate to cover all business risks normally insured against by owners and operators of similar businesses. Seller has continued to maintain all such policies and coverage amounts in full force and effect up to the date of Closing.

        4.5 Tax Returns; Taxes. Except as described on Exhibit 4.5, Seller has filed and paid all federal, state and local tax returns and tax reports required by such authorities to be filed. Seller has paid all taxes, assessments, governmental charges, penalties, interest and fines due or claimed to be due (including, without limitation, taxes on properties, income, franchises, licenses, sales and payrolls) by any federal, state or local authority. There is no pending tax examination or audit of, nor any action, suit, investigation or claim asserted or threatened against Seller by any federal, state or local authority and Seller has not been granted any extension of the limitation period applicable to any tax claims.

        4.6 Absence of Certain Liabilities. As of the date hereof, except as set forth in documents filed with the Securities and Exchange Commission and made public prior to April 30, 2002, Seller has no contingent liabilities or obligations which may result in any liability or obligation to Buyer.

        4.7 Licenses, Permits and Accreditations. Except as described on Exhibit 4.7, Seller has all local, state and federal licenses, permits, registrations, certificates, contracts, consents, accreditations and approvals (collectively, "LICENSES AND PERMITS") necessary for Seller to operate and conduct the Business. Seller is not in default under any of the Licenses and Permits. Seller has not received any notice with respect to threatened, pending, or possible revocation, termination, suspension or limitation of the Licenses or Permits nor is there any ground for revocation, suspension or limitation.

        4.8 Title to Assets. Seller has good and marketable title to all property included in the Assets, free and clear of all liens, encumbrances, charges, restrictions, conditions and any other adverse claims whatsoever. The transfer of the Assets to Buyer is valid, and vests such Assets in Buyer free and clear of all liens, encumbrances, charges, restrictions, conditions or any other adverse claims whatsoever.

        4.9 Condition of Assets. All Equipment utilized in the Business is in good working order. The Assets, including, without limitation, any Assets leased by Seller, are in good operating condition and repair, ordinary wear and tear excepted.

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        4.10 Compliance with Laws.

                (a) General. Except as described on Exhibit 4.5 and Exhibit 4.7, Seller has complied with all applicable laws, rules, and regulations and Seller has not received notice of any alleged violations of any laws, rules or regulations with respect to the Business. Seller has not received notice of any violation of any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, legislation and regulations applicable to environmental protection, civil rights and public and occupational health and safety) within the last five (5) years.

                (b) Litigation. There are no lawsuits, proceedings, actions or arbitrations, pending or threatened, or any claims, or governmental investigations, inquiries or proceedings pending or threatened, at law or in equity against Seller or the Business, nor is there any basis for any such action, and there is no action, suit or proceeding by any person or agency pending or threatened which questions the legality, validity or propriety of the transactions contemplated hereby.

                (c) Employment Discrimination. No person or party (including, but not limited to, any governmental agency) has any claim or basis for any action or proceeding against Seller arising out of any statute, ordinance or regulation relating to wages, collective bargaining, discrimination in employment or employment practices or occupational safety and health standards (including, but not limited to, the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, as amended, the Occupational Safety and Health Act or the Age Discrimination in Employment Act of 1967). No such claim shall result in any liability or obligation to Buyer, or lien or encumbrance against the Assets.

        4.11 Seller's Employees and Independent Contractors. Exhibit 4.11 hereto sets forth a complete list of all Seller's employees and independent contractors whose full time duties are devoted to the Business. Seller has no employment agreements with its employees. Seller agrees to indemnify and hold harmless Buyer from and against any and all employee or independent contractor claims arising on or prior to the date of Closing. Seller shall retain responsibility for and fully and timely pay all salaries, wages, and bonuses and all sick leave, holiday and vacation benefits that have accrued to Seller's employees through the date of Closing, including related payroll taxes, and including the bonus payable to Paul Erikson. Further, Seller shall retain responsibility for and fully and timely pay all retirement and other fringe benefits accrued and vested to Seller's employees through the date of Closing. Seller shall retain responsibility for and fully and timely pay all compensation accrued to Seller's independent contractors through the date of Closing. Further, Seller shall retain responsibility for and fully and timely pay all other fringe benefits accrued and vested to Seller's Independent Contractor through the date of Closing.

        4.12 Broker's Fees. Seller shall have sole responsibility for paying the fee of any broker or finder employed by Seller and shall indemnify and hold harmless Buyer from any such liability.


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        4.13 Name; Intellectual Property. The Business operates under the name of "Access Retail" and "Access Retail Management." The use of such names by Seller does not, to the best of Seller's knowledge, conflict with any rights to any similar name owned by any other person or entity, and Seller is in compliance with applicable corporate or fictitious name statutes. Except for the trade names listed, Seller does not own or use, in connection with the Business, any trade names, logos, patents, patent rights,trademarks, service marks, or copyrights(collectively, "INTELLECTUAL PROPERTY"). Seller owns or possesses all rights to use all Intellectual Property, know-how and other proprietary rights necessary for the conduct of the Business as currently being or proposed to be conducted; no such rights have been disputed. Seller is under no obligation to pay at any time any royalty or similar payment in connection with the use of the Intellectual Property.

        4.14 Financial Statements. Seller has delivered to Buyer the unaudited financial statements of the Business for the fiscal year ended September 30, 2000 and 2001, and for the six months ended March 30, 2002 (the "FINANCIAL STATEMENTS"). In addition, Seller shall provide to Buyer, as promptly as each becomes available prior to the Closing, all other interim financial statements (the "INTERIM FINANCIAL STATEMENTS") with respect to the operation of the Business and an interim financial statement for the period ended April 30, 2002, as well as any subsequent financials prepared prior to the Closing. The Financial Statements and the Interim Financial Statements are attached hereto as
Exhibit 4.14. Except as set forth in Exhibit 4.14, the Financial Statements and Interim Financial Statements are true, complete and correct in all material respects in conformity with generally accepted accounting procedures, applied consistently for the periods specified, and present fairly and accurately the financial condition of the Business, and the results of its operations at the dates and for the periods indicated.

        4.15 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Seller which has or could reasonably be expected to have the effect of prohibiting or impairing any current or future operation of the Business as currently conducted.

        4.16 No Omissions, Other Information. There is no fact relevant to the Assets, Business or prospects of Seller, which has not been set forth or described in this Agreement or in the exhibits hereto, the nondisclosure of which would have a material adverse effect on the Business or Assets following Closing. None of the information included in this Agreement and exhibits or other documents furnished or to be furnished by Seller, or any of its representatives contains any untrue statement or is misleading in any respect or omits to state any fact necessary in order to make any of the statements herein or therein not misleading. Copies of all documents referred to in any exhibit hereto have been delivered or made available to Buyer and constitute true, correct and complete copies thereof and include all amendments, exhibits, schedules, appendices, supplements or modifications thereto or waivers thereunder.


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                                    ARTICLE 5
                     BUYER'S REPRESENTATIONS AND WARRANTIES

        Buyer represents and warrants to Seller as of Closing, as follows:

        5.1 Corporate. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Tennessee and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement without the consent, approval or authorization of, or obligation to notify, any person, entity or governmental agency which consent has not been obtained. Buyer has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement and to consummate the transactions contemplated on the part of Buyer hereby. This Agreement and all other agreements and documents executed in connection herewith by Buyer, upon due execution and delivery thereof, shall constitute valid and binding obligations of Buyer, enforceable in accordance with their respective terms.

        5.2 No Breach of Statute or Contract. The execution, delivery and performance of this Agreement by Buyer does not and shall not constitute Buyer's breach of any statute or regulation or ordinance of any governmental authority, and shall not at the Closing conflict with or result in Buyer's breach of or default under any of the terms, conditions, or provisions of the Buyer's Certificate of Incorporation or Bylaws or any order, writ, injunction, decree, contract, agreement, or instrument to which the Buyer is a party, or by which it is or may be bound.

                                    ARTICLE 6
                              CLOSING; POST CLOSING

        6.1 Closing. The Closing of the transaction contemplated hereunder shall take place on or before May 31, 2002 (the "CLOSING") and shall be effective at that time. Closing shall be conditioned upon the approval of the transaction by the Boards of Directors of Buyer and Seller, the approval of the transaction by the Fleet Bank consortium, funding of the purchase price by the Fleet Bank consortium under its Revolving Credit Agreement with Buyer, and the contemporaneous execution by Buyer and Seller of the Dealer Agreement attached as Exhibit 1.4.

        6.2 Seller's Deliveries. At Closing, Seller shall deliver the following items to Buyer. Seller's failure to deliver each such item shall entitle Buyer to terminate this Agreement.

                (a) A duly executed Bill of Sale, in form satisfactory to Buyer's counsel, conveying and assigning the Assets to Buyer, free and clear of all liens, encumbrances, charges, adverse claims, obligations and liabilities except as specified in Exhibit 1.2.

                (b) The right to immediate possession of the Assets and the premises and immediate benefit of the Assumed Leases and Contracts.


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                (c) Duly executed Assignment and Assumption Agreement(s) in form satisfactory to Buyer and Seller conveying and assigning the Assumed Leases and Contracts to Buyer as of the date of Closing.

                (d) Written consents, in form satisfactory to Buyer, from the lessors or other necessary parties to the assignment of the Assumed Leases and Contracts to Buyer as of the date of Closing, if such consents are required by the Assumed Leases and Contracts.

                (e) UCC Termination Statements, if necessary, indicating that all liens and encumbrances encumbering the assets or related to the Assumed Leases and Contracts have been terminated as of the date of Closing.

                (f) A duly executed copy of the Dealer Agreement attached as
Exhibit 1.4.

                (g) A duly executed Executive Employment Agreement and Noncompetition between Buyer and Paul Erickson ("ERICKSON"), and a duly executed agreement between Seller and Erickson, which relinquishes any rights Erickson may have in the Assets, in the form attached as Exhibit 6.2(g).

                (h) Such other documents as may reasonably be requested by Buyer to effectuate the parties' agreement.


        6.3 Buyer's Deliveries. At Closing, Buyer shall deliver the following items to Seller. Buyer's failure to deliver such items shall entitle Seller to terminate this Agreement.

                (a) The Purchase Price.

                (b) Duly executed Assignment and Assumption Agreement(s) in form satisfactory to Buyer and Seller conveying and assigning the Assumed Leases and Contracts to Buyer as of the date of Closing.

                (c) A duly executed copy of the Dealer Agreement attached as
Exhibit 1.4.

                (d) A duly executed employment agreement between the Buyer and Paul Erickson, in form and substance satisfactory to Buyer and Seller.

                (e) Such other documents as may reasonably be requested by Seller to effectuate the parties' agreement.

        6.4 Post-Closing Deliveries. After Closing, each party to this Agreement shall, at the request of the other, furnish, execute and deliver such documents, instruments, certificates, notices or other further assurances as the requesting party shall reasonably request as necessary or desirable to effect complete consummation of this Agreement and the transactions contemplated hereby.


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                                   ARTICLE 7.
                                 INDEMNIFICATION

        7.1 Survival. The covenants, obligations, representations and warranties of Buyer, Seller contained in this Agreement, or in any certificate or document delivered pursuant to this Agreement, shall be deemed to be material and to have been relied upon by the parties hereto notwithstanding any investigation prior to Closing, and shall survive the date of Closing and shall not be merged into any documents delivered in connection with Closing.

        7.2 Indemnification by Seller. After Closing, and for eighteen months thereafter, Seller shall indemnify and hold Buyer harmless against, and reimburse the same on demand for, any damage, loss, cost or expense (including reasonable attorney's fees incurred in defending any claim for such damage, loss, cost or expense) incurred by Buyer resulting from: (i) any liability or obligation of Seller not expressly assumed by Buyer pursuant to Section 1.2 hereof; (ii) any breach of the representations, warranties, covenants or obligations of Seller in this Agreement or any document or agreement delivered pursuant to this Agreement; (iii) any claim (whether or not disclosed herein) that is brought or asserted by any third party(s) against Buyer arising out of the ownership, licensing, operation or conduct of the Business or Assets or the conduct of any of Seller's employees, agents or independent contractors, relating to all periods of time prior to Closing.

        7.3 Indemnification by Buyer. After Closing, and for eighteen months thereafter, Buyer shall indemnify and hold Seller harmless against, and reimburse Seller on demand for, any damage, loss, cost or expense (including reasonable attorneys' fees incurred in defending any claim for such damage, loss, cost or expense) incurred by Seller resulting from: (i) any breach of the Buyer's representations, warranties, or covenants in this Agreement; (ii) any claim which is brought or asserted by any third party(s) against Seller for failure to pay or perform any of the Assumed Leases and Contracts; or (iii) any claim (whether or not disclosed herein) that is brought or asserted by any third party(s) against Seller arising out of the ownership, licensing, operation or conduct of the Business or Assets or the conduct of any of Business's employees, agents or independent contractors, relating to all periods of time after the Closing.

        7.4 Rules Regarding Indemnification. The obligations and liabilities of each party which may be subject to indemnification liability hereunder (the "INDEMNIFYING PARTY") to the other party (the "INDEMNIFIED PARTY") shall be subject to the following terms and conditions:

                Indemnity obligations hereunder shall arise only in the event that the claims for which indemnity are sought are estimated by the indemnified party, reasonably and in good faith, to exceed $10,000.00 (exclusive of attorney's fees and costs), in the aggregate. The indemnified party shall give prompt written notice to the indemnifying party of any claim by the indemnified party, stating the nature and basis of such claim and the amount thereof, to the extent known. The claim shall be deemed to have resulted in a determination in favor of the indemnified party and to have resulted in a liability of the indemnifying party in an amount equal to the amount of such claim estimated pursuant to this paragraph if within forty-five (45) days after the indemnifying party's receipt of the claim the indemnified party shall not have received written objection to the claim. If within the aforesaid forty-five (45) day period the indemnified party shall have received written objection to a claim (which written objection shall briefly describe the basis of the objection to the claim or the amount thereof, all in good faith), then for a period of sixty (60) days after receipt of such objection the parties shall attempt to settle the disputed claim as between the indemnified and indemnifying parties. If they are unable to settle the disputed claim, the unresolved issue or issues shall be settled by arbitration in accordance with the rules and procedures of the American Arbitration Association. In the alternative, Buyer may pursue any other remedies available to it.

        7.5 Effect of Certain Future Transfers. The indemnification provisions of Section 7.2 hereof shall not be terminated or otherwise affected by any transfer or sale by Buyer of the Assets or Business purchased hereunder and no consent by Seller shall be required for the same; provided, however, that in no event shall Seller have indemnity obligations with respect to any transferee or assignee of the Assets or Business.

                                   ARTICLE 8.
                                 NONCOMPETITION

        8.1 Covenant Not to Compete. For a period of five (5) years after the date of Closing, Seller agrees that, unless acting with the prior written consent of Buyer, Seller will not, anywhere within the United States, directly or indirectly (through any corporation, partnership, trust or otherwise), engage in the business previously conducted by Access Retail including merchandise planning. It being expressly acknowledged by Buyer that Seller is, and will continue to be, engaged in other product lines involving inventory management, and that, except as expressly provided herein, nothing herein contained shall be construed so as to limit Seller's present or future business activities with respect to any of Seller's presently existing product lines other than the Business. This prohibition includes owning, managing, operating, financing, joining, controlling or participating in the ownership, management, operation, financing or control of any business which provides such merchandise planning, or acting as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise of such business.

        Seller acknowledges and agrees that part of the Purchase Price is consideration for the foregoing noncompete restriction and is reasonable and necessary to protect the legitimate interest of Buyer and that Buyer would not have entered into this Agreement in the absence of such restriction. Any violation of this covenant will result in irreparable injury to Buyer, and the remedy at law for any breach of the foregoing covenant will be inadequate, and in the event of any such breach, Buyer, in addition to any other relief available to it, shall be entitled to temporary injunctive relief before trial from any court of competent jurisdiction as a matter of course. Seller further acknowledges and agrees that Buyer shall be entitled to an equitable accounting of all earnings, profits and other benefits arising from such breach and further agrees to pay the reasonable legal fees and expenses incurred by Buyer or any successor or assign thereof in enforcing the restrictions contained in this
Article 8.

        Neither the sale to Buyer of customer lists, data and relationships (as provided at Section 1.1(h)), nor this Article 8, nor any other provision hereof, shall prevent Seller from continuing to sell, market and distribute goods and services with respect to any of Seller's presently existing product lines from other divisions of Seller to any person or entity who was a customer of any such other division of Seller at or prior to the Closing.

        8.2 Confidential Information. From and after the date of this Agreement, Seller will not disclose to any person or company or use for Seller's benefit any proprietary information of the Business or of Buyer, including customer related information, whether or not such information would be legally protectable as trade secrets, without Buyer's express prior written permission.

        8.3 Reasonableness of Restrictions. The parties agree that the period of restriction of restriction imposed under Sections 8.1 and 8.2 are fair and reasonable and are reasonably required for the protection of Buyer. If the provisions of these sections relating to the area of restriction or the period of restriction are deemed to exceed the maximum restriction which a court having jurisdiction over the matter would deem enforceable, the restriction shall, for the purposes of this Article 8, be deemed to be the maximum area or period which such court would deem valid and enforceable.

                                   ARTICLE 9.
                                  MISCELLANEOUS

        9.1 Notices. Any notice or other communication required or permitted to be given hereunder shall be deemed to have been properly given when received, addressed as follows (or to such other addresses as the parties may specify by due notice to the others):

            Buyer:               Private Business, Inc.
                                 9020 Overlook, Suite 300
                                 Brentwood, TN 37027
                                 Attn: Thomas L. Black

                                 with a copy to:

                                 Harwell Howard Hyne Gabbert & Manner, P.C.
                                 315 Deaderick Street, Suite 1800
                                 Nashville, TN 37238
                                 Attn: Lee C. Dilworth

            Seller:              Cam Commerce Solutions, Inc.
                                 17075 New Hope Street, Suite A
                                 Fountain Valley, California 92708
                                 Attn: Paul Caceres
                                 with a copy to:

                                 Timothy A. Lundell, Esq.
                                 Lundell & Spadafore
                                 1065 Asbury Street
                                 San Jose, CA 95126

        9.2 Taxes and Fees. All applicable sales, transfer, recording or similar taxes and fees, if any, in connection with the transfer and sale of the Assets shall be paid by Seller.

        9.3 Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

        9.4 Governing Law. In the event that Buyer should seek to enforce any of its rights under this Agreement against Seller, then any suit or other proceeding shall be instituted only in a court within the state of California, which shall have exclusive jurisdiction over the matter. Likewise, should Seller seek to enforce any of its rights under this Agreement against Buyer, then any suit or other proceeding shall be instituted only in a court within the state of Tennessee, which shall have exclusive jurisdiction over the matter. The interpretation and enforcement of this Agreement shall be governed by the law of the state where suit is filed.

        9.5 Assignment. This Agreement shall inure to the benefit of and be binding on the successors and legal representatives of each of the parties, but may not be assigned by either party without prior written consent.

        9.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement.

        9.7 Exclusiveness. This Agreement embodies all of the representations, warranties, and agreements of the parties hereto with respect to the subject matter hereof, and all prior understandings, representations, and warranties (whether oral or written) with respect to such matters are superseded and may not be amended, modified, waived, discharged, or orally terminated except by an instrument in writing signed by the party or an executive officer of a corporate party against whom enforcement of the change, waiver, discharge, or termination is sought.

        9.8 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

        9.9 Interpretation, No Presumption. No presumptions shall arise favoring either party by virtue of the authorship of any provisions of this Agreement.

        9.10 Time of the Essence. Time is of the essence with respect to all matters contemplated herein.

        9.11 Exhibits. The exhibits attached hereto, together with all documents incorporated by reference therein, form an integral part of this Agreement and are hereby incorporated into this Agreement wherever reference is made to them to the same extent as if they were set out in full at the point at which such reference is made.

        9.12 Expenses. The parties each shall bear their own legal, accounting and other expenses incurred in connection with the preparation, execution and performance of this Agreement.

        9.13 Waiver. Neither the failure nor any delay on the part of any party hereto in exercising any rights, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy; nor shall any single or partial exercise of any right, power or remedy preclude any further or other exercise thereof, or the exercise of any other rights, power or remedy.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       "BUYER"

                                       PRIVATE BUSINESS, INC.


                                       By:   /s/ Thomas L. Black
                                             -----------------------------------

                                       Title: CEO
                                             -----------------------------------


                                       "SELLER"

                                       CAM COMMERCE SOLUTIONS, INC.


                                       By:   /s/ Paul Caceres
                                             -----------------------------------

                                       Title:  C.F.O.
                                             -----------------------------------